EXHIBIT (17)(b)

VOTE THIS PROXY CARD TODAY

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Vote by Touch-Tone Phone, by Mail, or via the Internet!

CALL:	To vote by phone, call toll-free 1-________ and follow the recorded instructions.
LOG-ON:	Vote on the internet at www._________.com and follow the on-line directions.
MAIL:	Return the signed proxy card in the enclosed envelope.

SEGALL BRYANT & HAMILL MID CAP FUND
PROXY FOR A SPECIAL MEETING OF
SHAREHOLDERS ON OCTOBER 27, 2004

This proxy is solicited on behalf of the Board of Trustees of Advisors Series Trust (the “Trust”), and relates to the proposal with respect to the Segall Bryant & Hamill Mid Cap Fund (the “Acquired Fund”), for use at a Special Meeting of Shareholders to be held on October 27, 2004 at 11:00 a.m. (Eastern Time) in the offices of Reserve Management Company, Inc., 1250 Broadway, 32nd Floor, New York, New York 10001, and at any adjournment thereof.

The undersigned hereby appoints ________________ and ________________ and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Acquired Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE ACQUIRED FUND AND THE COMBINED PROSPECTUS/PROXY STATEMENT DATED SEPTEMBER __, 2004.

YOUR VOTE IS IMPORTANT.
IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:___________________, 2004

Signature (Joint Owners) (Sign in the Box)

Please sign exactly as name appears herein. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Please fill in one of the boxes as shown using black or blue ink or number 2 pencil.    [X]
PLEASE DO NOT USE FINE POINT PENS.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted “FOR” the proposal. This proxy will be voted in the designated proxy holder’s discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR the proposal.

PROPOSAL 1
	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets and all liabilities of the Acquired Fund in exchange for Class I shares of the Hallmark Mid-Cap Fund, a series of the Hallmark Equity Series Trust. The shares so received will be distributed to shareholders of the Acquired Fund and the Acquired Fund will be terminated as soon as practicable thereafter.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.